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                                                                     EXHIBIT 3.2






                                    FORM OF

                          AMENDED AND RESTATED BY-LAWS


                                    ARTICLE I

                               OFFICES AND RECORDS

                  SECTION 1.1. DELAWARE OFFICE. The name of the registered agent of the Corporation is The Corporation Trust Corporation and the registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

                  SECTION 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                  SECTION 1.3. BOOKS AND RECORDS. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.


                                   ARTICLE II

                                  STOCKHOLDERS

                  SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

                  SECTION 2.2. SPECIAL MEETING. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders may be called only in the manner provided in the Certificate of Incorporation.

                  SECTION 2.3. PLACE OF MEETING. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

                  SECTION 2.4. NOTICE OF MEETING. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears
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on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all of the stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and, unless the Amended and Restated Certificate of Incorporation, as it may be amended (the "Certificate of Incorporation") otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such meeting of stockholders.

                  SECTION 2.5. QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  SECTION 2.6. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the "DGCL")) by the stockholder, or by his duly authorized attorney in fact.

                  SECTION 2.7. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of busi-

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ness on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that with respect to the annual meeting to be held in 1999, the first anniversary date shall be deemed for all purposes under this Section 2.7 to be ________, 1999, and provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a

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special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  SECTION 2.8. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting shall be the act of the stockholders.

                  SECTION 2.9. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, with-

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out limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

                  The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

                  SECTION 2.10. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders in lieu of a meeting.


                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

                  SECTION 3.2. NUMBER AND TENURE. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the total number of directors shall be fixed from time to time in the manner provided in the Certificate of Incorporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders and the term of office of the third class to expire at the 2001 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1999 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

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                  SECTION 3.3. AGE QUALIFICATION. Any other provision of these
By-Laws notwithstanding, no person shall be eligible to be elected, appointed or designated to serve as a director of the Corporation if at the time of such election, appointment or designation such person would have attained the age of 72 years or more; provided, however, that nothing in this Section 3.3 shall shorten the term of any director elected, appointed or designated prior to such director's 72nd birthday.

                  SECTION 3.4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

                  SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

                  SECTION 3.6. NOTICE. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first class or overnight mail or other overnight or express delivery service, telegram or facsimile transmission, by electronic mail or orally by telephone. If mailed by first class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or other overnight or express delivery service company at least 24 hours before such meeting. If by facsimile transmission or electronic mail, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 9.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these By-Laws.

                  SECTION 3.7. ACTION BY CONSENT OF BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  SECTION 3.8. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  SECTION 3.9. QUORUM. Subject to Section 3.10, a majority of the number of directors which the Corporation would have if there were no vacancies (the "Whole Board") shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the

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meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 3.10. VACANCIES. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only in the manner provided in the Certificate of Incorporation. Directors chosen in such manner shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  SECTION 3.11. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more committees consisting of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

                  At any meeting of a committee, the presence of a majority of its members, but not less than two, shall constitute a quorum for the transaction of business and the act of a majority of any committee may determine its action. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these By-Laws or by resolution of the Board of Directors, make rules for the conduct of its business. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                  SECTION 3.12. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office in the manner provided in the Certificate of Incorporation.

                  SECTION 3.13. RECORDS. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders,

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appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.


                                   ARTICLE IV

                                    OFFICERS

                  SECTION 4.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a Secretary, a Treasurer, a number of Vice Presidents, and such other officers (including, without limitation, a President, a Chief Financial Officer and a Controller) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article
IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the Chairman of the Board or President, as the case may be.

                  SECTION 4.2. ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held on the date of the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Alternatively, at the last regular meeting of the Board of Directors prior to an annual meeting of stockholders, the Board of Directors may elect the officers of the Corporation, contingent upon the election of the persons nominated to be directors by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

                  SECTION 4.3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board.

                  SECTION 4.4. PRESIDENT. The President (if any) shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the

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Corporation's business and general supervision of its policies and affairs. The
President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

                  SECTION 4.5. VICE-PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 4.6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He shall assist the Chairman of the Board and the President in the general supervision of the Corporation's financial policies and affairs.

                  SECTION 4.7. TREASURER. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by these By-Laws, the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

                  SECTION 4.8. SECRETARY. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the votes, proceedings and minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

                  SECTION 4.9. REMOVAL. Any officer or agent may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person removed, provided that no elected officer shall have any contractual rights against the Corporation for compensation by virtue of his election as an officer beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise expressly provided in an employment contract or under an employee deferred compensation plan.

                  SECTION 4.10. VACANCIES. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors

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for the unexpired portion of the term at any meeting of the Board of Directors.
Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.


                                    ARTICLE V

              STOCK CERTIFICATES, BOOK-ENTRY ACCOUNTS AND TRANSFERS

                  SECTION 5.1. STOCK CERTIFICATES AND TRANSFERS. The interest of each stockholder of the Corporation shall be evidenced by certificates or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer and payment of any applicable transfer taxes as the Corporation or its agents may reasonably require or by appropriate book-entry procedures.

                  Certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any officer may in its or his discretion require.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  SECTION 6.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

                  SECTION 6.2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

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
                  SECTION 6.3. SEAL. The corporate seal shall have enscribed thereon the words "Corporate Seal," the year of incorporation and "Delaware" and around the margin thereof the name of the Corporation.

                  SECTION 6.4. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

                  SECTION 6.5. AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

                  SECTION 6.6. RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.1. ACTIONS BY OTHERS. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation and (2) except as otherwise required by Section 3 of this Article VII, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 7.2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, and the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indem-nity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  SECTION 7.3. SUCCESSFUL DEFENSE. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or Section 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 7.4. RIGHT TO INDEMNIFICATION. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such expenses to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such payment or payments of expenses from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

                  SECTION 7.5. SPECIFIC AUTHORIZATION. To obtain indemnification under this Article VII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 7.1 or Section 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 7.1 and 7.2. Such determination shall be made by (a) the stockholders, (b) the Disinterested Directors or a committee of such Disinterested Directors designated by the Disinterested Directors by majority vote, in either case even though less than a quorum, or (c) if (1) there are no Disinterested Directors or if the Disinterested Directors by majority vote so direct, or (2) a Change of Control shall have occurred, then, in the case of either of clauses (1) and (2) of this clause (c), by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if there are no Disinterested Directors or if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  SECTION 7.6. SUIT AGAINST CORPORATION. If a claim under
Section 7.1 or 7.2 is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 7.5 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL or this Article VII for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or this Article VII, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  SECTION 7.7. CORPORATION BOUND. If a determination shall have been made pursuant to Section 7.5 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7.6.

                  SECTION 7.8. PRECLUSION. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7.6 that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VII.

                  SECTION 7.9. RIGHT OF INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 7.10. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the DGCL or otherwise.

                  SECTION 7.11. INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE. The invalidity or unenforceability of any provision of this Article VII shall not affect the validity or enforceability of the remaining provisions of this
Article VII, and, to the fullest extent possible, such provisions of this
Article VII (including, without limitation, each such portion of any Section of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  SECTION 7.12. DEFINITIONS. For purposes of this Article VII:

                  (A) "Change of Control" means:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding shares of Voting Stock; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) below; or

                  (2) Individuals who, as of ______ __, 1998, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Whole Board; provided, however, that any individual becoming a director subsequent to _______ __, 1998 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and the then outstanding shares of Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the then outstanding shares of Voting Stock, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation re-sulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                  (B) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  (C) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article VII.

                  SECTION 7.13. NOTICE. Any notice, request or other communication required or permitted to be given to the Corporation under this
Article VII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.


                                  ARTICLE VIII

                            CONTRACTS, PROXIES, ETC.

                  SECTION 8.1. CONTRACTS. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  SECTION 8.2. PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President, the Secretary or any Assistant Secretary, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.1. AMENDMENTS. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than 12 hours prior to the meeting; provided, however, that, in the case of amendment, repeal or adoption by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, the Certificate of Incorporation, any Preferred Stock designation, or these By-Laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these By-Laws.